UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 9, 2025

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

AEP TRANSMISSION COMPANY, LLC

Delaware	333-217143	46-1125168
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2025, AEP Transmission Company, LLC (“AEP Transmission”), a wholly owned subsidiary of American Electric Power Company, Inc. (“AEP”), along with Midwest Transmission Holdings, LLC (the “Company”), a newly formed wholly owned subsidiary of AEP Transmission that owns all of the issued and outstanding stock of each of AEP Indiana Michigan Transmission Company, Inc., and AEP Ohio Transmission Company, Inc., entered into a Contribution Agreement (the “Contribution Agreement”) with Olympus BidCo L.P. (the “Investor”), a special purpose entity controlled by (i) investment funds managed by or affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR") and (ii) Public Sector Pension Investment Board ("PSPIB"), pursuant to which the Company agreed to issue to Investor at the closing (the “Closing”), and Investor agreed to acquire from the Company, certain newly issued membership interests of the Company, such that Investor will own 19.9% of the issued and outstanding membership interests of the Company, for a purchase price of $2,820,000,000.

The purchase price is subject to certain adjustments based on capital contributions made by AEP Transmission to the Company and cash dividends and cash distributions made or declared by the Company, in each case, subject to certain limitations.

The issuance of membership interests under the Contribution Agreement is subject to the satisfaction of certain customary conditions described in the Contribution Agreement, including receipt of authorization by the Federal Energy Regulatory Commission and clearance by the Committee on Foreign Investments in the United States.

The Contribution Agreement contains customary representations and warranties by AEP Transmission, the Company and Investor. In addition, each of the parties has agreed to customary covenants, including customary covenants to take actions necessary to obtain applicable regulatory approvals and consummate the transactions contemplated by the Contribution Agreement.

The Contribution Agreement may be terminated: (a) by mutual consent of the parties; (b) by AEP Transmission, the Investor or the Company if the Closing has not occurred within nine months, subject to possible automatic extension, or if, prior to the Closing a law or order restraining, enjoining or otherwise prohibiting the Closing in any competent jurisdiction becomes final and non-appealable; or (c) by the Investor or the Company, as the case may be, prior to the Closing upon the occurrence of certain material breaches or failures to perform any of the representations, warranties, covenants or agreements by the other parties.

Pursuant to the terms of the Contribution Agreement, in connection with the Closing, Investor, the Company and AEP Transmission will enter into an Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”). The LLC Agreement, among other things, provides for the governance, capital contribution obligations, and distribution requirements, and other arrangements for the Company from and following the Closing. The LLC Agreement contains certain investor protections, including, among other things, requiring Investor approval for the Company to take certain major actions. In addition, certain transfer restrictions and other transfer rights apply to Investor and AEP Transmission under the LLC Agreement.

Item 7.01 Regulation FD Disclosure.

On January 9, 2025, AEP and AEP Transmission issued a press release announcing that AEP Transmission and the Company entered into the Contribution Agreement with the Investor, a special purpose entity controlled by KKR and PSPIB, pursuant to which the Company agreed to issue to Investor and Investor agreed to acquire from the Company, certain newly issued membership interests of the Company, such that Investor will own 19.9% of the issued and outstanding membership interests of the Company, for a purchase price of $2,820,000,000.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits

99.1	American Electric Power Company, Inc. press release, dated January 9, 2025.

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
AEP TRANSMISSION COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

January 10, 2025